Exhibit 23.5


                              ACCOUNTANTS' CONSENT



The Board of Directors of
MeriStar Hospitality Corporation:

         We consent to the use of your reports incorporated herein by reference and the reference to our firm under the heading "Experts" in the Prospectus.


Washington, D.C.                                       /s/ KPMG Peat Marwick LLP
October 28, 1998



771092.1